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                                                                     Exhibit 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in the registration statements of Interneuron Pharmaceuticals, Inc. on Form S-8 (File Nos. 33-58742, 33-76652, 33-94730, 333-24969, 33-94736, 333-40315, 333-48911 and
333-40572) and on Form S-3 (File Nos. 33-75826, 333-01273, 333-18001 and
333-03131) of our report dated November 9, 2001, relating to the consolidated financial statements of Interneuron Pharmaceuticals, Inc., which appears in this Annual Report on Form 10-K of Interneuron Pharmaceuticals, Inc. for the fiscal year ended September 30, 2001. We also consent to the reference to us under the heading "Selected Financial Data" in such Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
December 11, 2001